EXHIBIT 11


                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF THE NET INCOME PER SHARE
                FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (Unaudited)

(In thousands, net income per share
in dollars)

                                                  Primary      Fully diluted
                                                  earnings        earnings
                                                  per share       per share
                                                ------------    ------------

1996
- - -----
Net income applicable to common stock           ($       353)   ($       353)
                                                ============    ============


Average number of shares issued & outstanding         17,597          17,597
Average stock option and warrant shares                1,155           1,545
                                                ------------    ------------

   Shares for earnings calculation                    18,752          19,142
                                                ============    ============


Net income per share                            ($      0.02)   ($      0.02)
                                                ============    ============



1995
- - -----
Net income applicable to common stock           $      1,599    $      1,599
                                                ============    ============


Average number of shares issued & outstanding         14,635          14,635
Average reciprocal stockholdings                        (690)           (690)
Average stock option shares                            1,061           1,071
                                                ------------    ------------

   Shares for earnings calculation                    15,006          15,016
                                                ============    ============


Net income per share                            $       0.11    $       0.11
                                                ============    ============


NOTE:
Primary and fully diluted income (loss) per share were computed by dividing net income (loss) by the average number of shares outstanding plus the common stock equivalents, which would arise from the exercise of dilutive stock options.






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                                                                 EXHIBIT 11


                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF THE NET INCOME PER SHARE
                 FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (Unaudited)

(In thousands, net income per share
  in dollars)

                                                  Primary      Fully diluted
                                                  earnings        earnings
                                                  per share      per share
                                                ------------    ------------
1996
- - -----
Net income applicable to common stock           $      1,553    $      1,553
Adjustment: Add back interest expense
  on convertible debt                                    --              101
                                                ------------    ------------
Adjusted net income applicable to common stock  $      1,553    $      1,654
                                                ============    ============


Average number of shares issued & outstanding         16,176          16,176
Average stock option and warrant shares                1,250           1,690
Average convertible debt shares                         --               451
                                                ------------    ------------

   Shares for earnings calculation                    17,426          18,317
                                                ============    ============


Net income per share                            $       0.09    $       0.09
                                                ============    ============



1995
- - -----
Net income applicable to common stock           $      2,880    $      2,880
                                                ============    ============


Average number of shares issued & outstanding         14,625          14,625
Average reciprocal stockholdings                        (706)           (706)
Average stock option shares                              982           1,071
                                                ------------    ------------

   Shares for earnings calculation                    14,901          14,990
                                                ============    ============


Net income per share                            $       0.19    $       0.19
                                                ============    ============


NOTE:
Primary and fully diluted income (loss) per share were computed by dividing net income (loss) by the average number of shares outstanding plus the common stock equivalents, which would arise from the exercise of dilutive stock options.


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